Exhibit 1

NOTICE TO THE MARKET

JBS ANNOUNCES APPOINTMENT OF RUSS COLACO AS CHIEF

FINANCIAL OFFICER

JBS S.A. (BM&FBOVESPA: JBSS3, OTCQX: JBSAY, “JBS” or “Company”), announces the appointment of Mr. Russ Colaco as Chief Financial Officer of JBS Foods International which will be listed on the New York Stock Exchange (NYSE) and is being created as a step in the reorganization process of the Company, as announced in the Material Fact on May 11, 2016. In addition to leading this reorganization process, Russ will be responsible for all finance operations at JBS Foods International and will report to Wesley Batista, Chief Executive Officer of JBS.

Prior to joining JBS, Russ served as a Managing Director in the Investment Banking Division of Morgan Stanley, a leading global investment bank. In his role at Morgan Stanley he advised a diverse set of clients in the consumer and retail sectors globally. He earned his MBA from the University of Chicago, Booth School of Business.

“Russ brings strong financial expertise and a broad-based strategic perspective to JBS. He will play an important leadership role as we seek to fully implement our global strategy,” said Wesley Batista, Chief Executive Officer of JBS.

São Paulo, June 06th, 2016

Jeremiah O’Callaghan

Investor Relations Officer

Forward-Looking Statements

This document contains certain statements, including estimates, projections, statements relating to business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. The forward-looking statements contained in this document may include statements about the expected effects on JBS S.A. and JBS Foods International in connection with the proposed reorganization of JBS S.A. (the “Proposed Reorganization”), the anticipated timing and benefits of the Proposed Reorganization, and JBS S.A. and JBS Foods International’s anticipated financial results, and also include all other statements in this document that are not purely historical information. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “should,” “strategy,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. These statements are based on the current expectations of the management of JBS S.A. and are subject to uncertainty and to changes in circumstances. In addition, these statements are based on a number of assumptions that are subject to change. Many factors could cause actual results to differ materially from these forward-looking statements with respect to the Proposed Reorganization, including risks relating to the completion of the Proposed Reorganization on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, JBS S.A’s ability to effectively and efficiently transfer portions of its business to JBS Foods International, and the risk that disruptions from the Proposed Reorganization will harm JBS S.A.’s business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on JBS S.A.’s and JBS Foods International’s consolidated financial condition, results of operations or liquidity. Forward-looking statements included herein are made as of the date hereof, and neither JBS S.A. nor JBS Foods International undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Important Notices and Additional Information

In connection with the Proposed Reorganization, JBS Foods International intends to file a registration statement on Form F-4 containing a prospectus with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES AND THE PROPOSED REORGANIZATION. Investors and security holders may obtain a free copy of the prospectus and other documents filed by JBS Foods International (in each case when available) with the SEC at the SEC’s web site at http://www.sec.gov. Free copies of these documents and other filings with the SEC may also be obtained from the respective companies by directing a written request to JBS S.A. at Av. Marginal Direita do Tietê, 500 - Vila Jaguara, São Paulo - SP, 05118-100, Brazil, Attention: Jeremiah O’Callaghan, or through the e-mail ir@jbs.com.br.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.